SciClone Reports Results for the First Quarter 2008

Revenues Increase 23% for First Quarter 2008; Final Data From Phase 3 HCV Trial Expected in the Third Quarter 2008

FOSTER CITY, CA -- 05/08/2008 -- SciClone Pharmaceuticals, Inc. (NASDAQ: SCLN) today reported results for the first quarter ended March 31, 2008.

"Over the course of the first quarter, product revenues from ZADAXIN® sales increased 23% to exceed $10 million, and for the first time, we are providing quarterly financial data for SciClone China to quantify the value of this unique asset," said Friedhelm Blobel, Ph.D., President and Chief Executive Officer of SciClone Pharmaceuticals, Inc. "In the United States and Europe, we advanced our pipeline of development-stage compounds by initiating our phase 2 RP101 clinical trial for pancreatic cancer and continuing enrollment in the phase 2 SCV-07 proof-of-concept trial in hepatitis C (HCV). In addition, we look forward to unblinding and reporting final data for our phase 3 trial evaluating thymalfasin in triple therapy to treat patients infected with HCV who have not responded to standard therapy in the third quarter of 2008."

Financial Results

For the first quarter 2008, product revenues from the sale of ZADAXIN increased by 23% to $10,634,000, compared with product revenues of $8,644,000 for the first quarter 2007. The increase in product revenues for the first quarter 2008 is primarily attributable to an increase in the quantity of ZADAXIN sold in the People's Republic of China ("China"), which accounted for approximately 94% of total ZADAXIN sales for the quarter.

Research and development expenses for the first quarter 2008, including related party research and development, totaled $7,549,000, compared with $2,423,000 for the first quarter 2007. The increase was due to expenses associated with clinical development activities for RP101, SCV-07, and thymalfasin and includes a $1.3 million milestone payment paid to RESprotect GmbH upon initiation of the phase 2 RP101 clinical trial. General and administrative expenses for the first quarter 2008 were $3,021,000, compared with $2,610,000 for the first quarter of 2007.

Net loss for the first quarter 2008 totaled $5,659,000, or $0.12 per share, compared with $624,000, or $0.01 per share, for the first quarter 2007.

Cash, cash equivalents and short-term investments totaled $25,767,000 at March 31, 2008, compared with $35,281,000 at December 31, 2007 and $38,986,000 at March 31, 2007.

SciClone China Quarterly Financial Data

For the first quarter of 2008, SciClone China generated product revenues of $9,990,000 from sales of ZADAXIN, a 26% increase compared with $7,918,000 of product revenues for the first quarter 2007. SciClone China operating income for the first quarter of 2008 was $4,807,000. These SciClone China results are provided on a GAAP basis and exclude inter-company expenses. Inter-company expenses payable to the Company from SciClone China were $597,000 in the first quarter.

Recent Highlights

--  SciClone presented a corporate overview at several investor conferences.

--  SciClone hosted symposia at the European Association for the Study of the Liver and the Asian Pacific Association for the Study of the Liver
    where medical experts presented the benefits and use of thymalfasin for the treatment of hepatitis B, hepatitis C, and liver cancer.

--  SciClone Pharmaceuticals International Ltd. (SPIL) received approval from the Russian Ministry of Health and Social Development to commercialize
    ZADAXIN for treatment of hepatitis B and hepatitis C. SPIL expects to record initial sales of ZADAXIN in Russia during the second quarter of
    2008.

Financial Guidance for 2008

For the full year 2008, SciClone expects product revenues of $42 million to $44 million, a 14 to 19% increase compared with revenues of $37 million for 2007, primarily due to the continued growth of ZADAXIN sales to China. SciClone expects research and development expenses of approximately $27 million for 2008, of which approximately $12 million relate to the ongoing phase 2 pancreatic cancer clinical trial for RP101. Beyond 2008, the Company expects a substantial reduction in expenses required to complete the phase 2 RP101 clinical trial. For the full year 2008, SciClone expects net loss to be $17 million to $19 million, or $0.38 to $0.41 per share, and expects to end 2008 with $10 million in cash, cash equivalents, and short-term investments.

For SciClone China, SciClone expects product revenues of between $40 million to $42 million and operating income of $16 million to $18 million for the full year 2008.

Conference Call

SciClone will host a conference call at 11:00 a.m. ET (8:00 a.m. PT) today, Thursday, May 8, 2008. Management will review its operating results for the first quarter 2008 and give a business update. A live webcast can be accessed by visiting the Investor Relations section of SciClone's website at www.sciclone.com.

DATE:          Thursday, May 8, 2008
TIME:          11:00 a.m. ET (8:00 a.m. PT)
WEBCAST:       Live call and replay accessible at www.sciclone.com
LIVE CALL:     877-419-6600 (U.S./Canada)
               719-325-4896 (International)
REPLAY:        888-203-1112  (U.S./Canada)
               719-457-0820 (International)
               Passcode:  2400325
               (Replay and available from 2:00 p.m. ET on May 8, 2008
               through 11:59 p.m. ET on June 6, 2008)

About SciClone

SciClone Pharmaceuticals is a biopharmaceutical company engaged in the development of therapeutics to treat life-threatening diseases. SciClone's lead product ZADAXIN® is currently being evaluated in a late-stage clinical trial for the treatment of hepatitis C, and successfully completed a phase 2 clinical trial in malignant melanoma. ZADAXIN is approved for sale in select markets internationally, most notably in China where SciClone has an established sales and marketing operation. A key part of SciClone's strategy is to leverage its advantage and broaden its portfolio in the rapidly growing Chinese market by in-licensing or acquiring the marketing rights to other products, such as DC Bead™. For the U.S. market, SciClone's other clinical-stage drug development candidates are RP101 for the treatment of pancreatic cancer and SCV-07 for the treatment of hepatitis C. For more information about SciClone, visit www.sciclone.com.

The information in this press release contains forward-looking statements including our expectations and beliefs regarding future sales and financial results for 2008, and progress, timing and results of our clinical trials. Words such as "expects," "plans," "believe," "may," "will," "anticipated," "intended" and variations of these words or similar expressions are intended to identify forward-looking statements. In addition, statements that refer to expectations, goals, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors, including changes in demand for ZADAXIN, the progress or failure of clinical trials, our actual experience in executing on our objectives, the performance of our partners, maintenance of the sufficiency and eligibility of the enrolled patient population, unanticipated delays or additional expenses incurred during our clinical trials, our future cash requirements, delays in analyzing and synthesizing data obtained from clinical trials, the performance and future actions of our strategic partners, unexpected delays in clinical trial enrollment, future actions by the U.S. Food and Drug Administration or equivalent regulatory authorities in Europe and the fact that experimental data and clinical results derived from studies with a limited group of patients may not be predictive of the results of larger studies, as well as other risks and uncertainties described in SciClone's filings with the Securities and Exchange Commission. Further, although our financial guidance is based on our current estimates, factors such as the actual timeline and design of the phase 3 melanoma clinical trial and final decisions regarding expense sharing arrangements for the trial could alter the estimates of our research and development expenses, net loss and year-end cash balance for 2008.

                      SCICLONE PHARMACEUTICALS, INC.
                  CONSOLIDATED STATEMENTS OF OPERATIONS
                               (Unaudited)

                                                    Three months ended
                                                         March 31,
                                                    2008          2007
                                                ============  ============

Product sales                                   $ 10,634,000  $  8,644,000

Cost of product sales                              1,967,000     1,628,000
                                                ------------  ------------

Gross margin                                       8,667,000     7,016,000

Operating expenses:
   Research and development                        7,422,000     2,296,000
   Related party research and development            127,000       127,000
   Sales and marketing                             3,948,000     3,024,000
   General and administrative                      3,021,000     2,610,000
                                                ------------  ------------
Total operating expenses                          14,518,000     8,057,000
                                                ------------  ------------

Loss from operations                              (5,851,000)   (1,041,000)

Interest and investment income                       261,000       453,000
Interest and investment expense                            -       (10,000)
Other income (expense), net                           37,000        (5,000)
                                                ------------  ------------
Loss before provision for income tax              (5,553,000)     (603,000)
Provision for income tax                             106,000        21,000
                                                ------------  ------------

Net loss                                        $ (5,659,000)     (624,000)
                                                ============  ============

Basic and diluted net loss per share            $      (0.12) $      (0.01)

Weighted average shares used in computing
 basic and diluted net loss per share             46,190,046    46,073,995

                       SCICLONE PHARMACEUTICALS, INC.
                        CONSOLIDATED BALANCE SHEETS

                                  ASSETS

                                                  March 31,   December 31,
                                                    2008          2007
                                                ============  ============
                                                (unaudited)
Current assets:
  Cash and cash equivalents                     $ 25,157,000  $ 31,817,000
  Restricted short-term investments                   78,000        72,000
  Other short-term investments                       532,000     3,392,000
  Accounts receivable, net of allowance of
   $15,000 at March 31, 2008 and
   December 31, 2007                              14,078,000    12,650,000
  Inventories                                      5,466,000     5,579,000
  Prepaid expenses and other current assets        2,946,000     2,949,000
                                                ------------  ------------
Total current assets                              48,257,000    56,459,000
Property and equipment, net                          730,000       774,000
Intangible assets, net                               315,000       332,000
Long-term investments                              1,713,000             -
Other assets                                       1,025,000     1,094,000
                                                ------------  ------------
Total assets                                    $ 52,040,000  $ 58,659,000
                                                ============  ============

                  LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                              $  1,495,000  $  1,937,000
  Accrued compensation and employee benefits       1,202,000     1,758,000
  Accrued professional fees                          782,000       699,000
  Other accrued expenses                           3,077,000     3,394,000
  Accrued clinical trials expense                  1,313,000     1,614,000
  Accrued clinical trials expense due to
   related party                                   1,747,000     1,620,000
  Deferred revenue                                    26,000        37,000
                                                ------------  ------------
Total current liabilities                          9,642,000    11,059,000
Other long-term liabilities                          203,000       341,000
Commitments and contingencies
Stockholders' equity:
  Preferred stock; $0.001 par value; 10,000,000
   shares authorized; no shares outstanding                -             -
  Common stock; $0.001 par value; 75,000,000
   shares authorized; 46,219,562
   and 46,121,562 shares issued and
   outstanding at March 31, 2008
   and December 31, 2007, respectively                46,000        46,000
  Additional paid-in capital                     216,288,000   215,633,000
  Accumulated other comprehensive income              22,000        82,000
  Accumulated deficit                           (174,161,000) (168,502,000)
                                                ------------  ------------
Total stockholders' equity                        42,195,000    47,259,000
                                                ------------  ------------
Total liabilities and stockholders' equity      $ 52,040,000  $ 58,659,000
                                                ============  ============

                      SCICLONE PHARMACEUTICALS, INC.
                  CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (Unaudited)

                                                    Three months ended
                                                         March 31,
                                                    2008          2007
                                                ============  ============

Operating activities:
Net loss                                        $ (5,659,000) $   (624,000)
Adjustments to reconcile net loss
 to net cash used in operating activities:
  Non cash expense related to employee stock
   options                                           497,000       588,000
  Amortization of interest on investments
   held-to-maturity                                        -       (51,000)
  Depreciation and amortization                       76,000        54,000
  Changes in operating assets and liabilities:
    Accounts receivable, net                      (1,428,000)   (2,622,000)
    Inventories                                      125,000      (299,000)
    Prepaid expenses and other assets                 72,000       (61,000)
    Accounts payable and other accrued expenses     (759,000)      472,000
    Accrued compensation and employee benefits      (556,000)     (789,000)
    Accrued clinical trials expenses                (301,000)            -
    Accrued clinical trials expense due to
     related party                                   127,000      (359,000)
    Accrued professional fees                         83,000      (100,000)
    Deferred revenue                                 (11,000)      (57,000)
    Long-term liabilities                           (138,000)       29,000
                                                ------------  ------------
Net cash used in operating activities             (7,872,000)   (3,819,000)
                                                ------------  ------------

Investing activities:
  Purchases of property and equipment                (15,000)       (6,000)
  Sales (purchases) of short-term investments      1,025,000       (57,000)
                                                ------------  ------------
Net cash provided by (used in) investing
 activities                                        1,010,000       (63,000)
                                                ------------  ------------

Financing activities:
  Proceeds from issuances of common stock,           146,000       166,000
                                                ------------  ------------
Net cash provided by financing activities            146,000       166,000
                                                ------------  ------------

Effect of exchange rate changes on cash and
 cash equivalents                                     56,000             -
                                                ------------  ------------

Net decrease in cash and cash equivalents         (6,660,000)   (3,716,000)
Cash and cash equivalents, beginning of period    31,817,000    25,615,000
                                                ------------  ------------
Cash and cash equivalents, end of period        $ 25,157,000  $ 21,899,000
                                                ============  ============

Corporate Contact:
Friedhelm Blobel, Ph.D.
President and Chief Executive Officer
SciClone Pharmaceuticals, Inc.
650-358-3437